Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference, in the Registration Statement on Form S-8 pertaining to the Ekso Bionics Holdings, Inc. Amended and Restated 2014 Equity Incentive Plan, as amended, of our report dated March 28, 2023 relating to the consolidated financial statements of Ekso Bionics Holdings, Inc., included in its Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ WithumSmith+Brown, PC

San Francisco, California
March 29, 2023